Exhibit 5.1



                                 December 22, 1995

  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, Connecticut 06854

  Ladies and Gentlemen:

       We have acted as counsel to Micro Warehouse, Inc. ("MWHS") in connection with the issuance of up to 2,968,069 shares (the "Shares") of Common Stock, par value $.01 per share, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 30, 1995, by and among MWHS, Indigo Holding Company, Inc. and Inmac Corp.

       We have examined such documents, records, and matters of law as we have deemed necessary for the purposes of this opinion. Based thereupon, we are of the opinion that the Shares are duly authorized and, when the Registration Statement (the "Registration Statement") on Form S-4 (File No. 33-65039) has been declared effective by the Securities and Exchange Commission and the Shares are issued and delivered as contemplated thereby, the Shares will be validly issued, fully paid, and nonassessable.

       In rendering this opinion, we have (a) assumed that (i) each agreement or instrument pursuant to which any of the Shares are to be issued (collectively, the "Agreements") will at the time of such issuance have been duly authorized, executed, and delivered by the parties thereto and will constitute valid, binding, and enforceable obligations of such parties and
  (ii) the resolutions of MWHS's Board of Directors authorizing MWHS to issue the Shares will remain in full force and effect until all of the Shares have been issued and (b) relied, as to matters of fact, without any independent investigation, inquiry, or verification, upon statements or certificates of responsible officers of the parties to the Agreements and other representations of such parties.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption "Legal Matters" in the Proxy Statement/ Prospectus constituting a part of the Registration Statement.

                                Very truly yours,


                                /s/ Jones, Day, Reavis & Pogue
                                Jones, Day, Reavis & Pogue